Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Fourth Quarter and Full Year 2025 Results

Announces $100 Million Share Repurchase Program

SCOTTSDALE, Ariz. – February 25, 2026 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the fourth quarter and full year ended December 31, 2025.

(All results compared to prior-year comparative period, unless otherwise noted)

2025 Highlights and 2026 Outlook

•
Fourth quarter revenue of $382.2 million increased 17% and full year revenue of $1,424.3 million increased 14%
•
Clinician base increased 9% to 8,040 clinicians, a sequential net increase of 44 in the fourth quarter and 657 for the full year
•
Fourth quarter visit volumes increased 18% to 2.4 million and full year visit volumes increased 14% to 9.0 million
•
Net income of $11.7 million in the fourth quarter and $9.7 million for the full year
•
Adjusted EBITDA of $48.8 million in the fourth quarter and $157.7 million for the full year
•
Net cash provided by operations of $57.6 million in the fourth quarter and $146.2 million for the full year
•
Free Cash Flow generation of $46.6 million in the fourth quarter and $110.0 million for the full year
•
For full year 2026, expecting revenue of $1.615 billion to $1.655 billion, Center Margin of $526 million to $550 million, and Adjusted EBITDA of $185 million to $205 million

“2025 was an exceptional year for LifeStance and reflects sustained execution across the organization,” said Dave Bourdon, CEO of LifeStance. “For the full year, we delivered mid-teens revenue growth, positive net income, double-digit Adjusted EBITDA margins and strong cash flow from operations. We closed the year with more than 8,000 clinicians and strong productivity improvement. As we enter 2026, we do so with operating and clinical momentum made possible by the dedication of our employees across the organization. I'm also pleased to announce that our Board of Directors has approved a $100 million share repurchase program, reflecting our strong cash generation and healthy balance sheet which allow us to continue investing for long-term growth while returning capital to shareholders.”

Financial Highlights
	Q4 2025	Q4 2024	Y/Y	FY 2025	FY 2024	Y/Y
(in millions)
Total revenue	$382.2	$325.5	17%	$1,424.3	$1,251.0	14%
Income (loss) from operations	18.1	1.1	NM	24.1	(31.6)	NM
Center Margin	126.3	109.4	15%	461.1	402.4	15%
Net income (loss)	11.7	(7.1)	NM	9.7	(57.4)	NM
Adjusted EBITDA	48.8	32.8	49%	157.7	119.7	32%
As % of Total revenue:
Income (loss) from operations	4.7%	0.3%		1.7%	(2.5%)
Center Margin	33.0%	33.6%		32.4%	32.2%
Net income (loss)	3.1%	(2.2%)		0.7%	(4.6%)
Adjusted EBITDA	12.8%	10.1%		11.1%	9.6%

NM - not meaningful

(All results compared to prior-year period, unless otherwise noted)

•
In the fourth quarter, revenue grew 17% to $382.2 million, and for the full year, revenue grew $173.3 million or 14% to $1,424.3 million compared to revenue of $1,251.0 million. Revenue growth in the fourth quarter was driven primarily by higher visit volumes from net clinician growth and improved clinician productivity.
•
In the fourth quarter, income from operations was $18.1 million, and for the full year, income from operations was $24.1 million. In the fourth quarter, net income was $11.7 million, and for the full year, net income was $9.7 million.
•
In the fourth quarter, Center Margin grew 15% to $126.3 million, or 33.0% of total revenue. For the full year, Center Margin grew 15% to $461.1 million, or 32.4% of total revenue.
•
In the fourth quarter, Adjusted EBITDA increased 49% to $48.8 million, or 12.8% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the fourth quarter as a result of improved operating leverage from revenue growing faster than general and administrative expenses. For the full year, Adjusted EBITDA grew 32% to $157.7 million, or 11.1% of total revenue.

Balance Sheet, Cash Flow, and Capital Allocation

For the year ended December 31, 2025, LifeStance generated $146.2 million cash flow from operations, including $57.6 million during the fourth quarter of 2025. The Company ended the fourth quarter with cash of $248.6 million and net long-term debt of $265.9 million.

2026 Guidance

LifeStance is providing the following outlook for 2026:

•
The Company expects full year revenue of $1.615 billion to $1.655 billion, Center Margin of $526 million to $550 million, and Adjusted EBITDA of $185 million to $205 million.
•
For the first quarter of 2026, the Company expects total revenue of $380 million to $400 million, Center Margin of $118 million to $132 million, and Adjusted EBITDA of $39 million to $45 million.

Share Repurchase Program

The Company's Board of Directors has approved a share repurchase program authorizing the repurchase of up to $100 million of the Company's outstanding common stock. Repurchases may be made from time to time at the Company's discretion in the open market or through privately negotiated transactions, including accelerated share repurchase programs, subject to market conditions and other relevant factors.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, February 25, 2026 at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2025 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 3993891 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental healthcare for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ approximately 8,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 33 states and more than 550 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and first quarter guidance and management's related assumptions; business plans and objectives; our share repurchase authorization and repurchases thereunder; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed; the impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by (used in) operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income (loss) from operations.

Center Margin and Adjusted EBITDA anticipated for the first quarter of 2026 and full year 2026 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking first quarter of 2026 and full year 2026 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	December 31,
	2025	2024
CURRENT ASSETS
Cash and cash equivalents	$248,642	$154,571
Patient accounts receivable, net	95,710	131,802
Prepaid expenses and other current assets	71,848	26,137
Total current assets	416,200	312,510
NONCURRENT ASSETS
Property and equipment, net	161,583	166,041
Right-of-use assets	149,720	147,878
Intangible assets, net	177,665	190,799
Goodwill	1,293,346	1,293,346
Other noncurrent assets	5,419	7,724
Total noncurrent assets	1,787,733	1,805,788
Total assets	$2,203,933	$2,118,298
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$6,122	$7,242
Accrued payroll expenses	143,327	117,461
Other accrued expenses	42,187	46,942
Operating lease liabilities, current	45,544	49,449
Other current liabilities	14,782	7,792
Total current liabilities	251,962	228,886
NONCURRENT LIABILITIES
Long-term debt, net	265,927	279,790
Operating lease liabilities, noncurrent	148,553	148,699
Deferred tax liability, net	16,408	14,329
Other noncurrent liabilities	68	309
Total noncurrent liabilities	430,956	443,127
Total liabilities	$682,918	$672,013
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of December 31, 2025 and December 31, 2024; 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of December 31, 2025 and December 31, 2024; 388,318 and 382,735 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	3,883	3,827
Additional paid-in capital	2,325,758	2,259,818
Accumulated other comprehensive income	—	929
Accumulated deficit	(808,626)	(818,289)
Total stockholders' equity	1,521,015	1,446,285
Total liabilities and stockholders’ equity	$2,203,933	$2,118,298

consolidated statements of operations and comprehensive income (loss)

(unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	2023
TOTAL REVENUE	$1,424,285	$1,250,970	$1,055,665
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	963,186	848,571	753,569
General and administrative expenses	382,198	363,062	410,793
Depreciation and amortization	54,753	70,950	80,437
Total operating expenses	$1,400,137	$1,282,583	$1,244,799
INCOME (LOSS) FROM OPERATIONS	$24,148	$(31,613)	$(189,134)
OTHER EXPENSE
Gain on remeasurement of contingent consideration	—	1,725	3,972
Transaction costs	—	(827)	(89)
Interest expense, net	(11,662)	(26,535)	(21,220)
Other expense	(123)	(363)	(112)
Total other expense	$(11,785)	$(26,000)	$(17,449)
INCOME (LOSS) BEFORE INCOME TAXES	12,363	(57,613)	(206,583)
INCOME TAX (PROVISION) BENEFIT	(2,700)	170	20,321
NET INCOME (LOSS)	$9,663	$(57,443)	$(186,262)
EARNINGS (LOSS) PER SHARE
Basic	0.03	(0.15)	(0.51)
Diluted	0.02	(0.15)	(0.51)
Weighted-average shares outstanding
Basic	386,016	379,147	367,457
Diluted	391,136	379,147	367,457

NET INCOME (LOSS)	$9,663	$(57,443)	$(186,262)
OTHER COMPREHENSIVE LOSS
Unrealized losses on cash flow hedge, net of tax	(929)	(1,374)	(971)
COMPREHENSIVE INCOME (LOSS)	$8,734	$(58,817)	$(187,233)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended December 31,
	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$9,663	$(57,443)	$(186,262)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	54,753	70,950	80,437
Non-cash operating lease costs	41,907	39,502	39,987
Stock-based compensation	74,701	76,172	99,388
Deferred income taxes	2,422	(958)	(21,920)
Loss on debt extinguishment	—	5,032	—
Amortization of discount and debt issue costs	1,019	1,666	2,101
Gain on remeasurement of contingent consideration	—	(1,725)	(3,972)
Other, net	2,030	1,431	7,080
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	36,092	(6,397)	(24,175)
Prepaid expenses and other current assets	(46,685)	(3,332)	(3,070)
Accounts payable	(1,563)	501	(5,605)
Accrued payroll expenses	25,866	14,984	26,484
Operating lease liabilities	(48,129)	(46,748)	(37,564)
Other accrued expenses	(5,925)	13,625	10,207
Net cash provided by (used in) operating activities	$146,151	$107,260	$(16,884)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(36,125)	(21,566)	(40,520)
Acquisitions of businesses, net of cash acquired	—	—	(19,820)
Net cash used in investing activities	$(36,125)	$(21,566)	$(60,340)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	—	287,809	57,753
Payments of debt issue costs	—	(1,818)	(188)
Payments of long-term debt	(7,250)	(289,494)	(2,470)
Payments of contingent consideration	—	(6,444)	(7,668)
Taxes related to net share settlement of equity awards	(8,705)	—	—
Net cash (used in) provided by financing activities	$(15,955)	$(9,947)	$47,427
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	94,071	75,747	(29,797)
Cash and cash equivalents - beginning of period	154,571	78,824	108,621
CASH AND CASH EQUIVALENTS – END OF PERIOD	$248,642	$154,571	$78,824
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$17,800	$24,992	$21,044
Cash paid for taxes, net of refunds	$1,574	$57	$80
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration incurred in acquisitions of businesses	$—	$—	$1,985
Acquisition of property and equipment included in liabilities	$2,898	$1,469	$3,827

RECONCILIATION OF income (loss) FROM OPERATIONS TO CENTER MARGIN

	Year Ended December 31,
	2025	2024	2023
(in thousands)
Income (loss) from operations	$24,148	$(31,613)	$(189,134)
Adjusted for:
Depreciation and amortization	54,753	70,950	80,437
General and administrative expenses (1)	382,198	363,062	410,793
Center Margin	$461,099	$402,399	$302,096
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET income (loss) TO ADJUSTED EBITDA

	Year Ended December 31,
	2025	2024	2023
(in thousands)
Net income (loss)	$9,663	$(57,443)	$(186,262)
Adjusted for:
Interest expense, net	11,662	26,535	21,220
Depreciation and amortization	54,753	70,950	80,437
Income tax provision (benefit)	2,700	(170)	(20,321)
Gain on remeasurement of contingent consideration	—	(1,725)	(3,972)
Stock-based compensation expense	74,701	76,172	99,388
Loss on disposal of assets	123	363	112
Transaction costs (1)	—	827	89
Executive transition costs	1,424	644	636
Litigation costs (2)	1,153	1,591	51,034
Strategic initiatives (3)	—	1,292	3,925
Real estate optimization and restructuring charges (4)	(134)	(309)	10,970
Amortization of cloud-based software implementation costs (5)	1,626	843	—
Other expenses (6)	—	172	1,786
Adjusted EBITDA	$157,671	$119,742	$59,042

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and to our underwritten public offering completed in the second quarter of 2024.
(2)
Litigation costs, net of insurance recoveries, include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During the years ended December 31, 2025, 2024 and 2023, litigation costs included cash expenses related to certain litigation matters, including a privacy class action litigation and a compensation model class action litigation, and for the years ended December 31, 2024 and 2023, a securities class action litigation.
(3)
Strategic initiatives consist of expenses directly related to a multi-phase system upgrade in connection with our recent and significant expansion. During the years ended December 31, 2024 and 2023, we continued a process of evaluating and adopting critical enterprise-wide systems for (i) human resources management, (ii) clinician credentialing and onboarding process, and for the year ended December 31, 2023, evaluating (iii) a scalable electronic health resources system. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to these enterprise-wide systems. We considered the frequency and scale of this multi-part enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which include certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint for the year ended December 31, 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the years ended December 31, 2025 and 2024, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our consolidated statements of operations and comprehensive income (loss).
(6)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are supported practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our consolidated statements of operations and comprehensive income (loss). Former owner fees is a component of center costs, excluding depreciation and amortization included in our consolidated statements of operations and comprehensive income (loss).